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                                                                     EXHIBIT 5.1


                                  PERKINS COIE LLP

               A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
           1201 THIRD AVENUE, 40TH FLOOR, SEATTLE, WASHINGTON 98101-3099
                  TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500


                                   April 28, 1999


Immunex Corporation
51 University Street
Seattle, Washington  98101


     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 6,500,000 shares of Common Stock, par value $0.01 per share (the "Shares"), which may be issued as follows:
6,000,000 shares pursuant to the Immunex Corporation 1999 Stock Option Plan and 500,000 shares pursuant to the Immunex Corporation 1999 Employee Stock Purchase Plan (the "Plans").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ PERKINS COIE LLP